SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Second Amendment”) is made and entered into June 22, 2010, by and between VINCENT MBL INVESTORS, LP, a Texas limited partnership (“Seller”) and GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. Buyer and Seller entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated May 25, 2010, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated June 21, 2010 (as amended, the “Agreement”), for the sale and purchase of the Property as more particularly described in the Agreement.

B. The parties desire to further amend the Agreement as set forth hereafter.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The recitals set forth above are true and correct and are incorporated herein by this reference. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement. In the event of any conflict between the terms in this Second Amendment and the Agreement, the terms in this Second Amendment shall prevail and control.

2. The parties acknowledge that in connection with certain tenant improvement work currently being performed at the Property, certain renovations will need to be made to the Property in order to comply with certain “Life Safety” requirements. From and after the Closing Date, Buyer shall assume all obligations for the completion of such renovations. In order to reimburse Buyer for the cost of such renovations, at the Closing, the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00) shall be credited against the Purchase Price to be paid to Seller.

3. Section 7.1.10 is hereby deleted in its entirety and replaced with the following:

“7.1.10 Condemnation Proceedings. To Seller’s actual knowledge, there are no presently pending or contemplated proceedings to condemn the Property or any part of it, other than the contemplated condemnation of a portion of the Property in connection with the proposed Cleveland Innerbelt Project of the Ohio Department of Transportation and any other contemplated proceedings which may have been evidenced by documents included as part of the Due Diligence Items delivered to Buyer.”

4. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Second Amendment to produce or account for any counterpart other than the one signed by the party against whom enforcement is sought.

5. Except as modified by the terms of this Second Amendment, the terms and conditions of the Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect. A facsimile copy of this Second Amendment and any signatures thereon shall be considered as originals for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first written above.

SELLER:

VINCENT MBL INVESTORS, LP,
a Texas limited partnership

By: VINCENT MANAGERS, LLC,
a Texas limited liability company

By: /s/ Jason K. Dodd
Jason K. Dodd, Manager

BUYER:

GRUBB & ELLIS EQUITY ADVISORS, LLC,

a Delaware limited liability company

By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: President and Chief Executive Officer